UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 2, 2024

Date of Report

(Date of earliest event reported)

DSG Global, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53988	26-1134956
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208-15272 Croydon Drive, Surrey, British Columbia, Canada V3Z 0Z5

(Address of principal executive offices)

(604) 575-3848

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

Effective July 2, 2024, DSG Global, Inc., (the “Company”) entered into a licensing agreement (the “Agreement”) with Arriva Leisure Sports Vehicles Corp., a Nevada corporation (“Arriva”) whose address is 1421 Sacramento Avenue, West Sacramento, CA, 95605.

The Company desires to grant an exclusive license and Arriva desires to acquire an exclusive license to use certain intellectual properties in connection with manufacture, sale, and/or distribution of SR-1 products and Vantage Tag GPS and Wireless Vehicle Management Systems a under the terms and conditions as set forth below.

The Agreement grants Arriva the right to use the following trademarks, trade names, and other industrial and intellectual property controlled by the Company, and does so for the purpose of enabling their use solely in connection with the design, manufacture, sale and/or distribution of SR-1 Golf Carts & LSV, and access to all GPS and Wireless Vehicle Management Systems developed by the Company for the duration of this Agreement. The Agreement expressly allows Arriva to use any of the Licensed Properties in connection with its company or corporate name, or in connection with any internet domain name or website and first refusal on any new products presented to the Company.

The Agreement grants the Arriva to use, sell, SR-1 Golf Carts & LSV, access to all GPS and Wireless Vehicle Management Systems, programmatic advertising, BET ONLINE relationship, and grants first right to any new product lines in connection with manufacture, sale, and/or distribution.

The Agreement permits Arriva to sell and distribute the Licensed SR-1 Merchandise globally. The Agreement begins on July 2, 2024, and ends on July 2, 2049, and automatically renews for five-year terms unless written notice is provided at least ninety (90) days prior to the end of each annual renewal for cause as stated in the License agreement.

Arriva agrees to pay a royalty to the Company at the rate of 3.5% on all Gross Sales of the Licensed Merchandise within 45 days following the end of each calendar quarter in which earned, with a guaranteed minimum royalty of $50,000 (“Royalty Guarantee”) year one, and thereafter of the agreement. Arriva also agrees to pay the Company a one-time total License fee of $2,000,000 over a 5-year period beginning in 2026 as a fee for all patents, engineering, administrative marketing and other expenses incurred to date in development of the SR-1 and other products stated in the License agreement.

The foregoing descriptions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1, to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	License Agreement between DSG Global, Inc. and Arriva Leisure Sports Vehicles Corp, dated July 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2024

DSG Global, Inc.

By:	/s/ Robert Silzer
Name:	Robert Silzer
Title:	Chief Executive Officer